Calculation of Filing Fee Tables

424(h)

(Form Type)

Hyundai ABS Funding, LLC

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant:  0001260125

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$1,647,010,000	100%	$1,647,010,000	0.00014760	$243,098.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,647,010,000		$243,098.68
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$7,394.76(3)
	Net Fee Due							$235,703.92

(1)	The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-261719).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	A registration fee of $7,394.76 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on October 30, 2023, related to the Registration Statement, corresponding to $50,100,000 of Asset-Backed Securities that remain unsold following the completion of the offering related to such filing at the fee rate of $147.60 per million. $7,394.76 of such previously paid registration fees corresponding to $50,100,000 of the unsold securities will be offset against the registration fee due in connection with the total offering amount of $1,647,010,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Hyundai ABS Funding, LLC	424(h)	333-261719	10/30/2023		$7,394.76	Asset-Backed Securities	Asset Backed Notes	$50,100,000	$50,100,000
Fee Offset Sources	Hyundai ABS Funding, LLC	424(h)	333-261719		10/30/2023						$7,394.76

(4)	Hyundai ABS Funding, LLC has completed the offering related to the unsold securities for which a filing fee of $7,394.76 was previously paid on October 30, 2023.